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                                  EXHIBIT 10.11
                                  -------------

                                FOURTH AMENDMENT
                                       TO
                        AMERISTEEL STRATEGIC VALUE ADDED
                       EXECUTIVE SHORT-TERM INCENTIVE PLAN

     This Fourth Amendment to the AmeriSteel Strategic Value Added Executive Short-Term Incentive Plan is made and entered into by AmeriSteel Corporation (the "Company") this __ day of ________, 2001, but is effective for all purposes as of January 1, 2001.

                              W I T N E S S E T H:

     WHEREAS, the Company has previously adopted the AmeriSteel Strategic Value Added Executive Short-Term Incentive Plan (as amended to date, the "Plan"); and

     WHEREAS, Article VI of the Plan authorizes the Company to amend the Plan at any time with the approval of the Company's Board of Directors; and

     WHEREAS, the Company desires to amend the Plan further in certain respects.

     NOW, THEREFORE, in consideration of the premises, the Plan is hereby amended as follows:

     1.   Article IV(d) of the Plan is amended to read as follows:

(d) The charts referred to in paragraph (a) above shall specify the percent of Annual Base Pay earned for each SVA Level for each class of Participant. A Participant's Award for a Plan Year shall be the dollar amount equal to the amount determined by multiplying such Participant's Annual Base Pay for the Plan Year by the percentage of Annual Base Pay earned as a result of the SVA Level achieved by the Participant for such Plan Year, less, solely with respect to the Plan Year beginning April 1, 1995, the amount of incentive dollars received in advance by the Participant during such Plan Year. Solely for the Plan Year beginning January 1, 2001, the incentive calculation shall be based on two separate six-month financial periods. The first computation shall include the financial results for the period beginning January 1, 2001 and ending June 30, 2001. The second computation shall include the financial results for the period beginning July 1, 2001 and ending December 31, 2001. The SVA awards shall be prorated using the number of days in each period divided by 365 days. In no event shall an eligible Participant's combined award for the two six-month periods be less than the Participant's calculated award using the full fiscal year results.

     IN WITNESS WHEREOF, the foregoing Fourth Amendment is adopted by the Company.

                                            AMERISTEEL CORPORATION


                                            By:________________________________